UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

INTER-TEL, INCORPORATED

(Exact Name of Registrant as specified in charter)

Commission File Number 0-10211

Arizona	86-0220994
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

1615 S. 52nd Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 449-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

     On February 15, 2005, Inter-Tel, Incorporated (the “Company”) issued a press release announcing financial results for the fourth fiscal quarter and year ended December 31, 2004 and comparing such results with the results for the fourth fiscal quarter and year ended December 31, 2003.

Use of Non-GAAP Financial Information

     E-Rate Civil Settlement and Plea Agreement. 2004 fourth quarter operating income included a pre-tax charge of $9.3 million, which reduced net income by $9.0 million, or $0.34 per diluted share after tax. This pre-tax charge reflected the costs associated with the Company’s e-Rate settlement. As identified in the Company’s previous filings with the Securities and Exchange Commission, Divisions of the United States Department of Justice had been investigating other companies’ and Inter-Tel’s participation in a federally funded “E-Rate program” to connect schools and libraries to the Internet. On January 5, 2005, Inter-Tel Technologies, Inc., the Company’s wholly-owned subsidiary, announced court approval of a civil settlement and plea agreement reached on December 8, 2004 in connection with these investigations. The company recorded the nonrecurring charge in the fourth quarter of 2004 in connection with the settlement and also agreed to plead guilty to felony counts for mail fraud and Sherman Act violations.

     Write-off of Japan Operations and Related Tax Benefits. During the fourth quarter of 2004, the Company transferred its customer accounts to a dealer in Japan and wrote-off its investment in the subsidiary. Inter-Tel had not previously utilized the tax benefits of losses incurred in Japan, as it had placed a valuation allowance to reserve the tax benefits. The write-off of the investment allows the Company to utilize the tax benefits.

     The one-time e-Rate civil settlement and plea agreement and write-off of the Company’s Japan investment were non-recurring items included in our GAAP results. Our management believes that the presentation of our results on a non-GAAP basis to exclude both the charge associated with the civil settlement and plea agreement and tax benefits from the write-off of Japan, provide investors a more meaningful basis of evaluating our performance for the fourth fiscal quarter and year ended December 31, 2004, and for comparing our results with prior and subsequent periods. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies.

     A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

     On February 15, 2005, Inter-Tel, Incorporated (the “Company”) issued a press release announcing an increase to the Company’s quarterly dividend to $0.08 per share per quarter and a special one-time dividend of $1 per share. In addition, the Company announced that its board of directors has approved a stock repurchase program in which Inter-Tel may purchase up to $75 million of its Common Stock.

Increase to Quarterly Dividend. Inter-Tel’s board of directors today announced the increase of Inter-Tel’s quarterly dividend from $0.07 per share per quarter (total of $0.28 per share per year) to $0.08 per share per quarter (total of $0.32 per share per year). The increase will be effective beginning the first dividend payment made in April 2005 for shareholders of record at March 31, 2005, and will continue in effect unless canceled or revised by the board of directors.

One-Time Special Dividend. Inter-Tel’s board of directors today announced a one-time special dividend of $1.00 per share effective for shareholders of record at March 31, 2005 and paid on or about April 15, 2005.

Board Authorization to Repurchase up to $75 Million of Inter-Tel Stock. Inter-Tel also announced today that its board of directors has approved a stock repurchase program in which Inter-Tel may purchase up to $75 million of its Common Stock in the open market from time to time pursuant to Rule 10b-18 of the Securities Exchange Act of 1934, depending upon general market conditions, the Company’s share price, the level of employee stock option exercises, the level of employee stock purchase plan purchases, the availability of funds and other factors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibit is furnished as part of this report:

Exhibit 99.1	Press release dated February 15, 2005 announcing results for the fourth fiscal quarter and year ended December 31, 2004, and comparing such results with the results for the fourth fiscal quarter and year ended December 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED

Dated: February 15, 2005	By:	/s/ Kurt R. Kneip

Kurt R. Kneip Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press release dated February 15, 2005 announcing results for the fourth fiscal quarter and year ended December 31, 2004, and comparing such results with the results for the fourth fiscal quarter and year ended December 31, 2003.